                                                                EXHIBIT 24.1


                            CONSENT OF ATTORNEYS

     Reference is made to the Registration Statement on Form S-3 of Network Long Distance, Inc.

     I hereby consent to the use of my opinion concerning the legality of the securities being registered dated November 1, 1995 filed as an exhibit to the Registration Statement, and to being named in the Registration Statement as having advised Network Long Distance, Inc. as to the legality of its securities proposed to be sold.

                                       JOHN B. WILLS
                                       Attorney at Law


                                       By:  /s/ JOHN B. WILLS
                                            ----------------------
                                            John B. Wills
Denver, Colorado
November 21, 1995